Exhibit 4.1

TRANSATLANTIC HOLDINGS, INC.

______________

Second Supplemental

Indenture

Dated as of November 23, 2009

______________

(Supplemental to Indenture Dated as of December 14, 2005)

______________

The Bank of New York Mellon

as Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of November 23, 2009, between Transatlantic Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to the Trustee, an Indenture, dated as of December 14, 2005 (the “Basic Indenture,” as the same may be amended or supplemented from time to time, including by this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;

WHEREAS, Sections 201, 301 and 901 of the Basic Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Basic Indenture to provide for the issuance of, and establish the form and terms of, additional series of Securities;

WHEREAS, the Company has authorized the issuance of $350,000,000 in aggregate principal amount of its 8.00% Senior Notes Due 2039 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement according to its terms have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1     Relation to Basic Indenture

This Second Supplemental Indenture constitutes a part of the Basic Indenture (the provisions of which, as modified by this Second Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Basic Indenture insofar as it relates to any other series of Securities or affects in any manner the terms and conditions of the Securities of any other series.

Section 1.2     Definitions

For all purposes of this Second Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2, and (ii) which are defined in the Basic Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Basic Indenture. For all purposes of this Second Supplemental Indenture:

1.2.1       All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture;

1.2.2       The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Second Supplemental Indenture; and

1.2.3       The following terms, as used herein, have the following meanings:

“Adjusted Treasury Rate” has the meaning specified in the form of Note contained in Section 2.3.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).

“Closing Date” means November 23, 2009.

“Comparable Treasury Issue” has the meaning specified in the form of Note contained in Section 2.3.

“Comparable Treasury Price” has the meaning specified in the form of Note contained in Section 2.3.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, DTC, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

“DTC” means The Depository Trust Company.

“Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.

“Global Note” means any Note bearing the legend specified in Section 2.2 evidencing all or part of the Notes, issued to the Depositary, and registered in the name of the Depositary or its nominee.

“Notes” has the meaning stated in the third recital of this Second Supplemental Indenture.

“Primary Treasury Dealer” has the meaning specified in the form of Note contained in Section 2.3.

“Quotation Agent” has the meaning specified in the form of Note contained in Section 2.3.

“Reference Treasury Dealer” has the meaning specified in the form of Note contained in Section 2.3.

“Reference Treasury Dealer Quotations” has the meaning specified in the form of Note contained in Section 2.3.

“Securities” has the meaning specified in the first recital of this Second Supplemental Indenture.

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Basic Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1     Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Basic Indenture and this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistent with the Basic Indenture and this Second Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Trustee’s certificate of authentication shall be in substantially the form set forth in Section 2.4.

The Notes will be issued only in registered form. The Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

Section 2.2     Form of Face of the Notes

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO TRANSATLANTIC HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSATLANTIC HOLDINGS, INC.

8.00% SENIOR NOTE DUE 2039

No. ________

CUSIP No.:

Principal Amount:      $

Regular Record Date: With respect to each Interest Payment Date, the close of business on the preceding May 14 or November 14, as the case may be (whether or not a Business Day)

Original Issue Date:	November 23, 2009
Stated Maturity:	November 30, 2039
Interest Payment Dates:	May 30 and November 30, commencing May 30, 2010
Interest Rate:	8.00% per year

TRANSATLANTIC HOLDINGS, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ________ dollars ($________) on November 30, 2039 and to pay interest thereon from November 23, 2009 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on May 30 and November 30 in each year (each such date, an “Interest Payment Date”), commencing on May 30, 2010 at the rate of 8.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 14 or November 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 23, 2009

TRANSATLANTIC HOLDINGS, INC.

By_________________________________

[SEAL]

Attest:

___________________________

Section 2.3     Form of Reverse of the Notes

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 8.00% Senior Notes Due 2039, issued and to be issued in one or more series under an Indenture, dated as of December 14, 2005, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of November 23, 2009 (as so supplemented, the “Indenture,” which term shall have the meaning assigned to it in such instrument), from the Company to The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount up to $350,000,000 provided, however, that (subject to the provisions of the Indenture) the aggregate principal amount of the Notes may be increased in the future, without the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes.

The Notes of this series are subject to redemption at any time, in whole or in part, at the election of the Company, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to the greater of (i) 100% of the principal amount, together with accrued interest to the Redemption Date, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, plus accrued interest to the Redemption Date.

The definitions of certain terms used in the paragraph above are listed below.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Quotation Agent” means the reference treasury dealer (as defined below) chosen by us to act as quotation agent.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co., one primary U.S. Government securities dealer located in The City of New York (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and one other Primary Treasury Dealer chosen by the Company, or their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Person to be a Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Company.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Notes do not have the benefit of any sinking fund obligation.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

As set forth in, and subject to, the provisions of the Indenture, no Holder of this Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest of this Note on or after the respective due date expressed herein.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Notes are entitled to the benefits of the covenants of the Company set forth in Article Ten of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note is exchangeable in whole or from time to time in part for Notes in definitive registered form only as provided herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

Section 2.4     Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon,

as Trustee

By:_______________________________

Authorized Signatory

Section 2.5     Title and Terms

The aggregate principal amount of the Notes that may initially be authenticated and delivered under this Second Supplemental Indenture is limited to $350,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306 or 906 of the Basic Indenture or Article Two of this Second Supplemental Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future, without the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for the issue price, Original Issue Date and first Interest Payment Date, provided, that no Event of Default with respect to the Notes shall have occurred and be continuing.

The Stated Maturity shall be November 30, 2039 and the Notes shall bear interest and have such other terms as are described in the form of Note set forth in Sections 2.2 and 2.3 of this Second Supplemental Indenture.

The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Notes shall be redeemable at the election of the Company from time to time, in whole or in part, at the times and at the prices specified in the form of Note set forth in Section 2.3 of this Second Supplemental Indenture.

The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Basic Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Basic Indenture.

Unless the context otherwise requires, the Original Notes of each series and the Exchange Notes issued in exchange for any Original Notes of that series shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and multiples of $1,000 in excess thereof.

The Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Basic Indenture.

Section 2.6     Global Securities

The Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the

Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Except as otherwise provided in this Second Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 305 of the Original Indenture, subject to the procedures of the Depositary. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

ARTICLE THREE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Article VIII, Section 801 of the Basic Indenture shall be superseded in its entirety by this Article Three with respect to, and solely for the benefit of the Holders of, the Notes, provided that this Article Three shall not become a part of the terms of any other series of Securities.

“Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda, the British Virgin Islands, Netherlands Antilles, Canada, Switzerland or any country which is a member of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(4) in the case of a consolidation with or merger into a Person organized other than under the laws of any United States jurisdiction or any state thereof by the Company or the conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to a Person organized other than under the laws of United States jurisdiction or any state thereof, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.”

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Article XIII, Section 1303 of the Basic Indenture shall be superseded in its entirety by this Article Four with respect to, and solely for the benefit of the Holders of, the Notes, provided that this Article Four shall not become a part of the terms of any other series of Securities.

“Section 1303. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, or if this Section shall otherwise apply to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 1008 and 1010 and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to Sections 1008 and 1010 and any such covenants provided pursuant to Section 301(18), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied

(hereinafter called “COVENANT DEFEASANCE”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.”

ARTICLE FIVE

MISCELLANEOUS

Section 5.1     Relationship to Basic Indenture

The Second Supplemental Indenture is a supplemental indenture within the meaning of the Basic Indenture. The Basic Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Basic Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 5.2     Modification of the Basic Indenture

Except as expressly modified by this Second Supplemental Indenture, the provisions of the Basic Indenture shall govern the terms and conditions of the Notes.

Section 5.3     Governing Law

This instrument shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 5.4     Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.5     Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

TRANSATLANTIC HOLDINGS, INC.

By: /s/ Gary A. Schwartz

Name: Gary A. Schwartz

Title: Senior Vice President and General Counsel

THE BANK OF NEW YORK MELLON,

as Trustee

By: /s/ Sherma Thomas

Name: Sherma Thomas

Title: Senior Associate